                                                                   EXHIBIT 22

                   SUBSIDIARIES OF SOUTHERN UNION COMPANY

                  NAME                                 STATE OF INCORPORATION
                  ----                                 ----------------------
Gas Service Energy Corporation                                Delaware
Lavaca Realty Company                                         Delaware
Mercado Gas Services Inc.                                     Delaware
Southern Union Econofuel Company                              Delaware
Southern Union Energy International, Inc.                     Delaware
Southern Union Energy Products and Services Company           Delaware
Southern Union Exploration Company                            Delaware
Southern Transmission Company                                 Delaware
Western Gas Interstate Company                                Delaware
Western Utilities, Inc.                                       Delaware


- ------------------
Note: Two other wholly owned subsidiaries of Southern Union
Company, Southern Union Gas Company, Inc. (a Delaware corporation) and Southern Union Gas Company, Inc. (a Texas corporation), conduct no business except to the extent necessary to hold the Corporate name.